FIRST INVESTORS LIFE SERIES FUNDS
BLUE CHIP FUND
VOTING INSTRUCTION CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS
December 8, 2011

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES ARE REPRESENTED BY THE
UNIT INTERESTS YOU OWN. PLEASE SIGN, DATE, AND RETURN THE PORTION BELOW IN THE
ENCLOSED ENVELOPE TO:

Proxy Department
Administrative Data Management Corp.
Raritan Plaza I
Edison, New Jersey 08837

YOUR PROMPT RESPONSE WILL SAVE YOUR FUND THE EXPENSE OF FURTHER SOLICITATIONS.

Please sign exactly as your name appears on this voting instruction card. If a contract or policy is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc. should give full title as such. If the contract owner or policy holder is a corporation, partnership or other entity, the signature should be that of an authorized officer, who should include his or her title.

 FIRST INVESTORS LIFE SERIES FUNDS
BLUE CHIP FUND
VOTING INSTRUCTION CARD FOR THE SPECIAL MEETING OF SHAREHOLDERS

     The undersigned, the owner of a variable annuity contract or variable life policy issued by First Investors Life Insurance Company (“FIL”) whose account value is invested in shares of Life Series Blue Chip Fund (“Fund”), a series of First Investors Life Series Funds, hereby instructs FIL to vote on behalf of the undersigned, shares of the Fund corresponding to the undersigned’s unit interests at the Special Meeting of Shareholders to be held on December 8, 2011, at 10:00 a.m. Eastern Time at 110 Wall Street, New York, New York 10005, and any adjournment or postponement thereof (“Meeting”). The shares represented by this voting instruction card will be voted as instructed. If you sign the voting instruction card without marking any box, the shares represented by this voting instruction card will be voted “FOR” the proposal specified below. This voting instruction card also grants discretionary power to vote upon such other business as may properly come before the Meeting. This voting instruction card is being solicited by FIC as a shareholder of the Fund.

1. To approve a Plan of Reorganization and Termination, which provides for the reorganization of First Investors Life Series Blue Chip Fund into First Investors Life Series Growth & Income Fund, another series of First Investors Life Series Funds.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature (owner, trustee, custodian, etc.)	Date

Additional Signature if held jointly	Date